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                                                               EXHIBIT 23 (j)(i)

                               CONSENT OF COUNSEL


     We hereby consent to the use of our name and to the references to our firm under the caption "counsel" included in and made part of Part B of Post-Effective Amendment No. 26 to the Registration Statement (No. 2-66073) on Form N-1A under Securities act of 1933, as amended, of NRM Investment Company.

                                  HENDERSON, WETHERILL, O'HEY & HORSEY

                                  By: /s/ Edward Fackenthal
                                      ------------------------------------------
                                          Edward Fackenthal

Dated: 10/30/01